Exhibit 99.1

Bionik Laboratories Appoints Timothy A. McCarthy as Chief Commercialization Officer and Expands Commercial Team

•	Experienced commercial leader in medical and healthcare technology
•	Top-producing and results-oriented leader with 20+ years of accomplishments in developing commercial strategies, building world class global organizations and growing multimillion-dollar revenues
•	Additional key appointments for expansion of sales representatives named to launch commercial strategy

TORONTO and BOSTON – August 8, 2016 – Bionik Laboratories Corp. (OTCQX: BNKL) (“Bionik” or the “Company”), a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, announced today that it has appointed Timothy A. McCarthy to its Management team as Chief Commercialization Officer. Mr. McCarthy is a well-established and successful commercial leader in medical and healthcare technology. The Company also announced the addition of Steven L. Brown and Jon C. King to its newly formed global commercialization team.

Peter Bloch, Chief Executive Officer and Chairman of the Board, stated, “We are delighted to have Tim join the Bionik team. As a renowned expert in commercialization and with the experience he brings, we look forward to driving forward a strong commercial engine, the number one priority for our growth strategy. This key strategic appointment is another step for Bionik in positioning the Company as a leader in the robotics medical technology and device space and propels us closer to bringing more effective rehabilitation solutions to those with neurological disorders by utilizing innovative technologies and robotics.”

Timothy A. McCarthy joins the Bionik team having recently served as the Chief Executive Officer of Medical Compression Systems, Inc., a medical device company specializing in compression therapy to prevent DVT and improve wound healing for joint replacement patients. He was recruited as the top executive at MCS to lead a commercial stabilization and turnaround effort in order to prepare the company for an M&A process seeking a strategic partner. Prior to that, Mr. McCarthy served as the President and CEO of iWALK, Inc. (now known as BionX Medical Technologies), a venture backed medical robotics company commercializing the Massachusetts Institute of Technology (“MIT”) invented BiOM System, the world’s first and only actively powered lower limb bionic prosthesis to normalize gait. While at iWALK, Inc. Mr. McCarthy was responsible for leading the final product development and commercial sales strategy that led to the successful establishment of a long-term market foothold for this new category of healthcare technology products. In addition, Mr. McCarthy served at Össur Americas as Vice President of Sales and Marketing, where he was promoted to the top commercial executive and leader of a sales and marketing restructuring and growth effort, resulting in above budget attainment each year and 4.5x revenue growth during his nine year tenure. Mr. McCarthy also held sales leadership roles at the Chattanooga Group, Inc. (now known as DJO Global). Over the course of his career Mr. McCarthy has proven to be instrumental in the expansion of public, private and startup healthcare technology and medical device companies.

“Robotic rehabilitation is an emerging market that represents a vast and growing opportunity,” commented Mr. McCarthy. “The Bionik team and their range of robotic rehabilitation systems show incredible promise in the robotic rehabilitation market and ultimately beyond in the home setting. I am confident that the InMotion Systems and ARKE have the potential to provide incredible opportunities for effective therapy for a range of individuals suffering from neurological disorders. I look forward to leading the Company’s commercial efforts and further advancing Bionik in this potentially fast growing market to its next stage of growth.”

Mr. McCarthy graduated cum laude from Northeastern University with a Bachelor of Science in Business Administration and received his Master of Business Administration from the University of California in Los Angeles.

Bionik also appointed to its commercialization team two key sales executives, Steven L. Brown and Jon C. King.

Steven L. Brown has over 35 years of significant contributions in key roles with industry leaders in the field of Rehabilitation and Sports Medicine. Previous to joining the Bionik team, Mr. Brown served as the National Business Development Manager at Bioness, Inc. Over the course of his career, Mr. Brown has a diversified and proven management record in sales, marketing, product management, strategic planning and commercialization.

Jon C. King is a domestic and international business development executive with over 25 years of experience in the field of Physical Medicine and Rehabilitation. Prior to joining the Bionik team, Mr. King served as the Business Development Manager, Western Region and Director of International Business Development at Bioness, Inc. Mr. King has a proven history of increasing sales revenue and maintaining customer relationships on both a national and international level.

“We are also pleased to welcome Steven Brown and Jon King to our commercialization team. As we continue to advance Bionik and execute on our business strategy, we believe these key appointments play an integral part in our ability to do so. We are excited to have attracted these individuals and continue to focus our efforts on building a premier and innovative robotics company achieving success globally,” concluded Mr. Bloch.

About Bionik Laboratories

Bionik Laboratories (OTCQX: BNKL), is a global, pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and paraplegic patients, including three products on the market and three products in varying stages of development. The InMotion Systems - the InMotion ARM™, InMotionWrist™, InMotion Hand™ and InMotion Ankle™, are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is expected to be designed to continually adapt to a patient’s ability and provide real time feedback to the physiotherapist through the use of Bionik’s proprietary data collection and analytics cloud network through its partnership with IBM.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the successful integration of IMT with Bionik, (v) the successful integration of the Company’s new commercialization team and (vi) the assumptions underlying or relating to any statement described in points (i), (ii), (iii), (iv) or (v) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company’s raw materials, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company does not undertake to update these forward-looking statements.

Bionik Laboratories, Inc. Investor and Media Contact:
Jenene Thomas
Jenene Thomas Communications, LLC
(908) 996-0239

jenene@jenenethomascommunications.com

SOURCE: Bionik Laboratories Corp.

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